OPTIMUM FUND TRUST

Registration No. 811-21335
FORM N-SAR
Annual Period Ended January 31, 2010

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Optimum Fund (the "Trust"), on behalf of each of Optimum
Large Cap Growth Fund, Optimum Large Cap Value Fund, Optimum Small-Mid Cap Growth Fund,
Optimum Small-Mid Cap Value Fund, Optimum International Fund, and Optimum Fixed Income Fund
(each, a "Fund" and, together, the "Funds"), the shareholders of each Fund voted to (i) elect a Board of
Trustees for the Trust at a meeting held on Thursday, November 12, 2009; and (ii) to approve a new investment advisory agreement for each Fund at a meeting held on November 12, 2009. At the meeting, the following people were elected to serve as Independent Trustees: Mark S. Casady, Robert J. Christian,
Nicholas D. Constan, Durant Adams Hunter, Stephen Paul Mullin, Robert A. Rudell, Theodore K. Smith,
and Jon Edward Socolofsky.  In addition, Mark S. Casady and Theodore K. Smith were elected to serve as Interested Trustees.

The following proposals were submitted for a vote of the shareholders:

1. To elect a Board of Trustees for the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.
The results were as follows:

Mark S. Casady

SHARES VOTED FOR 1,328,516,250.12
PERCENTAGE OF OUTSTANDING SHARES 53.228%
PERCENTAGE OF SHARES VOTED 97.816%
SHARES WITH AUTHORITY WITHHELD 29,661,033.39
PERCENTAGE OF OUTSTANDING SHARES 1.188%
PERCENTAGE OF SHARES VOTED 2.184%

Robert J. Christian

SHARES VOTED FOR 1,328,645,345.97
PERCENTAGE OF OUTSTANDING SHARES 53.233%
PERCENTAGE OF SHARES VOTED 97.826%
SHARES WITH AUTHORITY WITHHELD 29,531,937.54
PERCENTAGE OF OUTSTANDING SHARES 1.183%
PERCENTAGE OF SHARES VOTED 2.174%

Nicholas D. Constan

SHARES VOTED FOR 1,328,811,290.72
PERCENTAGE OF OUTSTANDING SHARES 53.239%
PERCENTAGE OF SHARES VOTED 97.838%
SHARES WITH AUTHORITY WITHHELD 29,365,992.79
PERCENTAGE OF OUTSTANDING SHARES 1.177%
PERCENTAGE OF SHARES VOTED 2.162%

Durant Adams Hunter

SHARES VOTED FOR 1,328,608,641.76
PERCENTAGE OF OUTSTANDING SHARES 53.231%
PERCENTAGE OF SHARES VOTED 97.823%
SHARES WITH AUTHORITY WITHHELD 29,568,641.75
PERCENTAGE OF OUTSTANDING SHARES 1.185%
PERCENTAGE OF SHARES VOTED 2.177%

Stephen Paul Mullin

SHARES VOTED FOR 1,328,823,664.37
PERCENTAGE OF OUTSTANDING SHARES 53.240%
PERCENTAGE OF SHARES VOTED 97.839%
SHARES WITH AUTHORITY WITHHELD 29,353,619.14
PERCENTAGE OF OUTSTANDING SHARES 1.176%
PERCENTAGE OF SHARES VOTED 2.161%

Robert A. Rudell

SHARES VOTED FOR 1,328,672,025.66
PERCENTAGE OF OUTSTANDING SHARES 53.234%
PERCENTAGE OF SHARES VOTED 97.828%
SHARES WITH AUTHORITY WITHHELD 29,505,257.85
PERCENTAGE OF OUTSTANDING SHARES 1.182%
PERCENTAGE OF SHARES VOTED 2.172%

Theodore K. Smith

SHARES VOTED FOR 1,328,680,441.91
PERCENTAGE OF OUTSTANDING SHARES 53.234%
PERCENTAGE OF SHARES VOTED 97.828%
SHARES WITH AUTHORITY WITHHELD 29,496,841.60
PERCENTAGE OF OUTSTANDING SHARES 1.182%
PERCENTAGE OF SHARES VOTED 2.172%

Jon Edward Socolofsky

SHARES VOTED FOR 1,328,677,443.19
PERCENTAGE OF OUTSTANDING SHARES 53.234%
PERCENTAGE OF SHARES VOTED 97.828%
SHARES WITH AUTHORITY WITHHELD 29,499,840.32
PERCENTAGE OF OUTSTANDING SHARES 1.182%
PERCENTAGE OF SHARES VOTED 2.172%

2. To approve a new investment advisory agreement for each separate series of the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.
The results were as follows:

Optimum Fixed Income Fund

SHARES VOTED FOR 307,698,346.08
PERCENTAGE OF OUTSTANDING SHARES 42.754%
PERCENTAGE OF SHARES VOTED 74.402%
SHARES VOTED AGAINST 4,979,572.97
PERCENTAGE OF OUTSTANDING SHARES 0.692%
PERCENTAGE OF SHARES VOTED 1.204%
SHARES ABSTAINED 9,166,551.57
PERCENTAGE OF OUTSTANDING SHARES 1.274%
PERCENTAGE OF SHARES VOTED 2.217%

Optimum International Fund

SHARES VOTED FOR 67,235,832.33
PERCENTAGE OF OUTSTANDING SHARES 38.414%
PERCENTAGE OF SHARES VOTED 69.164%
SHARES VOTED AGAINST 1,099,534.01
PERCENTAGE OF OUTSTANDING SHARES 0.629%
PERCENTAGE OF SHARES VOTED 1.131%
SHARES ABSTAINED 1,706,013.64
PERCENTAGE OF OUTSTANDING SHARES 0.974%
PERCENTAGE OF SHARES VOTED 1.755%

Optimum Large Cap Growth Fund

SHARES VOTED FOR 265,024,194.95
PERCENTAGE OF OUTSTANDING SHARES 39.516%
PERCENTAGE OF SHARES VOTED 74.734%
SHARES VOTED AGAINST 4,255,519.91
PERCENTAGE OF OUTSTANDING SHARES 0.635%
PERCENTAGE OF SHARES VOTED 1.200%
SHARES ABSTAINED 6,940,354.89
PERCENTAGE OF OUTSTANDING SHARES 1.035%
PERCENTAGE OF SHARES VOTED 1.957%

Optimum Large Cap Value Fund

SHARES VOTED FOR 234,887,273.59
PERCENTAGE OF OUTSTANDING SHARES 39.469%
PERCENTAGE OF SHARES VOTED 73.250%
SHARES VOTED AGAINST 3,818,607.78
PERCENTAGE OF OUTSTANDING SHARES 0.642%
PERCENTAGE OF SHARES VOTED 1.191%
SHARES ABSTAINED 6,286,296.97
PERCENTAGE OF OUTSTANDING SHARES 1.056%
PERCENTAGE OF SHARES VOTED 1.960%

Optimum Small-Mid Cap Growth Fund

SHARES VOTED FOR 73,359,707.14
PERCENTAGE OF OUTSTANDING SHARES 39.467%
PERCENTAGE OF SHARES VOTED 77.698%
SHARES VOTED AGAINST 1,189,494.62
PERCENTAGE OF OUTSTANDING SHARES 0.639%
PERCENTAGE OF SHARES VOTED 1.260%
SHARES ABSTAINED 1,790,689.49
PERCENTAGE OF OUTSTANDING SHARES 0.964%
PERCENTAGE OF SHARES VOTED 19.146%

Optimum Small-Mid Cap Value Fund

SHARES VOTED FOR 58,768,889.72
PERCENTAGE OF OUTSTANDING SHARES 39.301%
PERCENTAGE OF SHARES VOTED 75.640%
SHARES VOTED AGAINST 970,479.05
PERCENTAGE OF OUTSTANDING SHARES 0.649%
PERCENTAGE OF SHARES VOTED 1.249%
SHARES ABSTAINED 1,486,227.29
PERCENTAGE OF OUTSTANDING SHARES 0.993%
PERCENTAGE OF SHARES VOTED 1.913%

In a press release on August 19, 2009, Lincoln National Corporation announced that one of its subsidiaries signed a stock purchase agreement to sell ownership of Delaware Management Holdings, Inc.
and its subsidiaries (also known by the marketing name of Delaware Investments), including Delaware
Management Company, a series of Delaware Management Business Trust (the "Manager"), to Macquarie
Group (the "Transaction"). On January 4, 2010, the Transaction was completed and the new investment advisory agreements between the Funds and the Manager that were approved by the shareholders became effective. Delaware Management Holdings, Inc. is a subsidiary, and subject to the ultimate control, of
Macquarie Group. Macquarie Group, with headquarters in Sydney, Australia, is a global provider of banking, financial, advisory, investment and fund management services.

SUB-ITEM 77K:  Changes in registrant's certifying accountant

Due to independence matters under the Securities and Exchange Commission's auditor independence rules relating to the January 4, 2010 acquisition of Delaware Investments (including Delaware
Management Company, Delaware Distributors, L.P. and Delaware Service Company, Inc.) by Macquarie
Group, Ernst & Young LLP ("E&Y") has resigned as the independent registered public accounting firm for Optimum Fund Trust (the "Fund") effective May 27, 2010.  At a meeting held on March 17, 2010, the
Board of Trustees of the Fund, upon recommendation of the Audit Committee, selected
PricewaterhouseCoopers LLC ("PwC") to serve as the independent registered public accounting firm for the Fund for the fiscal year ending March 31, 2011.  During the fiscal years ended March 31, 2010 and
March 31, 2009, E&Y's audit reports on the financial statements of the Fund did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.  In addition, there were no disagreements between the Fund and E&Y on accounting principles, financial statements disclosures or audit scope, which, if not resolved to the satisfaction of E&Y, would have caused them to make reference to the disagreement in their reports.
Neither the Fund nor anyone on its behalf has consulted with PwC at any time prior to their selection with respect to the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Fund's financial statements.

SUB-ITEM 77Q.1: Exhibits

Letter from the independent accountants furnished pursuant to Sub-Item 77K, attached as Exhibit.

Rule 10f-3 Report Forms - Records of Securities Purchased under the Delaware Investments(r) Family of
Funds' Rule 10f-3 Procedures, furnished pursuant to Sub-Item 77O, attached as Exhibit.

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